EXHIBIT 99.2

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FluidFi, Inc

Dba Alchemy Technologies

Financial Statements as of and for the five months ended May 31, 2022 (Unaudited)

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FLUIDFI, INC.
BALANCE SHEETS

	May 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$554,715	$600,402
Accounts receivable, net	440,146	190,393
Prepaids and other current assets	65,732	5,709
Total current assets	1,060,593	796,504

Intangible assets, net	35,678	36,733
Property and equipment, net	56,686	59,421
Due from related party	12,000	-
Other assets	45,551	32,250
Total assets	$1,210,508	$924,908

Liabilities and Stockholder's Deficit
Current Liabilities:
Accounts payable and accrued expenses	$171,131	$310,514
Deferred revenue	5,280	-
Amounts due to related entities	1,199,724	1,193,630
Total current liabilities	1,376,135	1,504,144
Total liabilities	1,376,135	1,504,144

Stockholders' Deficit:

Common stock, $.00001 par value; 9,000,000 shares authorized 4,108,000 shares issued and outstanding	41	41
Additional paid in capital	485,721	485,721
Accumulated deficit	(651,389)	(1,064,998)
Total stockholder's equity	(165,627)	(579,236)

Total liabilities and stockholder's deficit	$1,210,508	$924,908

See notes to unaudited financial statements

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FLUIDFI, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	May 31,
	2022	2021

Sales	$2,133,881	$711,922
Cost of sales	752,350	222,376
Gross profit	1,381,531	489,546

Operating expenses:
Salaries and wages	301,469	272,496
General and administrative expenses	184,127	67,913
Facilities expense	69,750	52,071
Bad debt expense	378,570	-
Depreciation and amortization	28,854	53,479
Loss from operations	418,761	43,587

Other (expense) income:
Interest expense	(5,152)	(3,135)
Net income before income taxes	413,609	40,452

Provision for taxes	-	-
Net income	$413,609	$40,452

See notes to unaudited financial statements

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FLUIDFI, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
(Unaudited)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, December 31, 2020	4,108,000	$41	$778,699	$(1,592,856)	$(814,116)
Net income	-	-	-	40,452	40,452
Balances, May 31, 2021	4,108,000	$41	$778,699	$(1,552,404)	$(773,664)

Balances, December 31, 2021	4,108,000	$41	$485,721	$(1,064,998)	$(579,236)
Net income	-	-	-	413,609	413,609
Balances, May 31, 2022	4,108,000	$41	$485,721	$(651,389)	$(165,627)

See notes to unaudited financial statements

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FLUIDFI, INC.
STATEMENT OF CASH FLOWS
(Unaudited)
	For the five months ended May 31,
	2022	2021

Cash flows from operating activities:
Net income	$413,609	$40,452
Adjustments to reconcile net income to net cash from operations:
Depreciation and amortization	3,790	53,479
Change in provision of bad debt	323,250	-
Non-cash interest expense	-	3,100
Changes in operating assets and liabilities:
Accounts receivable	(573,003)	(44,550)
Prepaid expenses and other current assets	(60,022)	(63,595)
Other assets	(13,301)	(1,682)
Accounts payable and accrued expenses	(139,384)	(36,144)
Deferred revenue	5,280	-
Net cash flows from operations	(39,781)	(48,940)

Cash flows from investing activities:
Activity on due from related party	(12,000)	-
Net cash flows from investing activities	(12,000)	-

Cash flows from financing activities:
Activity on due to related entities, net	6,094	155,740
Net cash flows from financing activities	6,094	155,740

Net change in cash and cash equivalents	(45,687)	106,800

Cash and cash equivalents at beginning of period	600,402	34,704

Cash and cash equivalents at end of period	$554,715	$141,504

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$75,000	$-

See notes to unaudited financial statements

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FLUIDFI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MAY 31, 2022 AND DECEMBER 31, 2021

1. ORGANIZATION AND NATURE OF OPERATIONS

Nature of Operations— The Company is an embedded financing software company that powers FinTech’s, Merchants, and Banks with an end-to-end cloud-native experience. The Company’s lending software provides a full package of powerful software modules, including its digital customer onboarding process, real-time underwriting, loan servicing and management, real-time payments gateway, customer and merchant communications, collections modules, and many more.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of three to five years.

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value. There was no impairment losses recorded in five months ended May 31, 2022 or 2021.

Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations. As of May 31, 2022 and December 31, 2021, the Company recorded an allowance for doubtful accounts of $399,370 and $76,120, respectively.

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Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

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Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.

Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

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Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $2,477 and $1,286 in advertising expenses for the five months ended May 31, 2022 and 2021, respectively.

Cost of Sales — Cost of sales is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Subsequent Events — In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date the financial statements were available for issue.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	May 31, 2022	December 31, 2021
Software and computer equipment	$360,214	$335,151
Furniture and fixtures	54,400	54,400
Leasehold improvements	11,351	11,351
Total property and equipment	425,965	400,902
Less accumulated depreciation	(369,279)	(341,481)
Total property and equipment, net	$56,686	$59,421

Depreciation expense was $27,798 and $53,479 for the five months ended May 31, 2022 and 2021, respectively.

4. INTANGIBLE ASSETS

Intangible assets consist of the following:

	May 31, 2022	December 31, 2021
Branding, website design and visual assets	$38,000	$38,000
Less accumulated amortization	(2,322)	(1,267)
Total intangible assets, net	$35,678	$36,733

Amortization expense was $1,056 and $0 for the five months ended May 31, 2022 and 2021, respectively.

5. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of May 31, 2022 and December 31, 2021, the Company is not aware of any contingent liabilities that has not been be reflected in the financial statements.

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6. AMOUNTS DUE TO RELATED ENTITIES

Amounts due to and from related entities consist of the following:

	May 31, 2022	December 31, 2021
Due from related party	$12,000	$-

Due to Kuber Financial	$795,289	$760,831
Due to Max Decisions LLC	404,435	432,799
	$1,199,724	$1,193,630

The balances due are non-interest bearing with no maturity date, therefore are considered current liabilities.

7. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The U.S. Federal income tax rate is 21%.

The provision for Federal income tax consists of the following May 31:

Federal income tax benefit attributable to:

	2022	2021
Current	$86,858	$8,495
Deferred	(86,858)	(8,495)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

	May 31, 2022	December 31, 2021
Net operating loss carryover	$136,792	$223,650
Less: valuation allowance	(136,792)	(223,650)
Deferred income tax	$-	$-

8. SUBSEQUENT EVENTS

On June 8, 2022, a merger was consummated (the “Merger”) with Business Warrior Corporation (“Business Warrior”) and FluidFi, Inc. dba Alchemy Technologies (the “Company”). As consideration for the merger, Business Warrior obtained 100% of the Company’s equity interest for $2,250,000 in cash and $5,000,000 in preferred stock with a 7%, three-year cash dividend.  In addition, $450,000 in restricted common stock will go to existing Alchemy employees that will vest over 24 months.

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